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                                                                    EXHIBIT 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2000 included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-86835) and related prospectus of dj Orthopedics, LLC, DJ Orthopedics Capital Corporation and DonJoy, L.L.C. for the registration of $100,000,000 of 12 5/8% Senior Subordinated Notes due 2009.



     We also consent to the use of our report dated February 15, 2000 with respect to the financial statement schedule of DonJoy L.L.C. for the years ended December 31, 1999, 1998, and 1997 included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

                                    --------------------------------------------


San Diego, California


August 4, 2000